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                                                                    EXHIBIT 99.1


      Certification of Chief Executive Officer and Chief Financial Officer

     I, Joseph L. von Rosenberg III, certify that the Quarterly Report of Omega Protein Corporation on Form 10-Q for the quarterly period ended September 30, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. (S) 78m or (S) 78o (d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Omega Protein Corporation.

                               By: /s/ Joseph L. von Rosenberg III
                                  -------------------------------------------
                                  Name:  Joseph L. von Rosenberg III
                                  Title:  President and Chief Executive Officer

     I, Robert W. Stockton, certify that the Quarterly Report of Omega Protein Corporation on Form 10-Q for the quarterly period ended September 30, 2002 fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. (S) 78m or (S) 78o (d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Omega Protein Corporation.

                                           /s/    Robert W. Stockton
                                           -------------------------------------
                                           Name:  Robert W. Stockton
                                           Title: Executive Vice President and
                                                  Chief Financial Officer